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                                                                  EXHIBIT 10.26

                              CONSULTING AGREEMENT

        THIS CONSULTING AGREEMENT ("Agreement") is entered into as of the 1st day of August 1995, by and between ALFIN, INC., a New York corporation ("Alfin") and CECE SA, a French corporation (the "Consultant").

                                    RECITALS

        Alfin desires to secure Consultant's participation in the business of Alfin providing the services of Jean Farat ("JF"), as a consultant and Consultant desires to provide such services.

        NOW, THEREFORE, in consideration of these recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Consulting Services. Subject to the terms and conditions stated herein, Alfin agrees to retain Consultant to render consulting services as an independent contractor and Consultant accepts such position. Consultant's consulting services shall relate to all aspects of the business of Alfin. Nevertheless, Consultant is not - and will not - be deemed responsible for the consequences of JF's work within Alfin.

        Consultant shall cause JF to devote his business time and

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efforts to performance of these consulting duties; provided, however, that Alfin recognized that JF will be present in the United States no more than 180 days in any calendar year and that JF and Consultant have other consulting commitments to clients.

        2. Term. The term of Consultant's consulting services shall commence on the date hereof and continue on a month to month basis until Alfin or Consultant shall notify the other of its termination of this Agreement on no less than 90 days prior written notice.

        3. Compensation. Compensation shall be an amount determined in accordance with the provisions set forth in Schedule A.

        4. Independent Contractor. Consultant is an independent contractor and Alfin shall not have any obligation to any person or entity for complying with any federal or state income tax, social security tax, unemployment tax or other tax requirement with respect to Consultant, except as to any required information filing with federal and state taxing authorities concerning compensation paid to Consultant pursuant to this Agreement.

        5. Binding Nature. This agreement shall be binding upon and inure to the benefit of the parties hereto. The instrument contains the entire agreement of the parties. It may be changed or amended only in a writing signed by both parties.

        6. Severability, Invalidity or Unenforceability. The severability, invalidity or unenforceability of any section, paragraph or part of any paragraph herein shall not in any way affect the validity or enforceability of any other paragraph or any part of any other paragraphs.
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        7.  Notices.  Any notice required or permitted to any party hereunder shall be deemed properly furnished if it is sent by prepaid, certified or registered mail, with return receipt requested to the parties at the following addresses:

        If to Alfin                     Alfin, Inc.
                                        720 Fifth Avenue
                                        New York, NY 10019
                                        Attention:

        If to Consultant                CECE S.A.
                                        51/57 rue Jules Ferry
                                        93170 Bagnolet
                                        FRANCE
                                        Attention: M. BIRNBAUM

        8. Headings. The headings or captions of sections or paragraphs herein are used for convenience of reference only and shall be ignored in the construction and interpretation hereof.

        9. Governing law. This Agreement shall be construed and governed under the laws of the State of New York.

        IN WITNESS WHEREOF, Consultant and Alfin have each caused this Agreement to be sealed and executed in their name and by their respective duly authorized officials the day and year first above written.

        ALFIN, INC.                     CECE, S.A.
        [STAMP]


        By: /s/ MARTIN BIRNBAUM         By: /s/ Martin BIRNBAUM
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                                   SCHEDULE A

                                  COMPENSATION


        (a) Alfin shall pay to Consultant for the performance of the consulting services at an annualized rate of $216,000 per annum, payable monthly at $18,000 per month.

        (b) Consultant shall be reimbursed by Alfin for reasonable documented out-of-pocket expenses incurred in carrying out the consulting services provided for herein. Such expenses will include travel, interim overnight living accommodations of JF while working at Alfin offices, long-distance communication charges and similar expenses as well as mandated French social employment charges (equivalent to U.S. social security, unemployment and other like charges). Office facilities and services will be made available to Consultant as required from time to time in the performance of Consultant's duties.

        (c) Consultant shall maintain records of JF's time expended and documentation of all expenses.


                                   ALFIN INC.
                                720 FIFTH AVENUE
                                   8th FLOOR
                               NEW YORK, NY 10019